Registration No.

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                              ------------------

                            REEBOK INTERNATIONAL LTD.
             (Exact name of registrant as specified in its charter)

                 Massachusetts                          04-2678061
          (State or other jurisdiction of          (I.R.S. Employer
          incorporation or organization)           Identification No.)

          100 Technology Center Drive, Stoughton, Massachusetts 02072
         (Address of principal executive offices)              (Zip code)
                           ------------------------

                           1994 Equity Incentive Plan
                            (Full title of the plan)

                               Barry Nagler, Esq.
                            Reebok International Ltd.
                           100 Technology Center Drive
                         Stoughton, Massachusetts 02072
                     (Name and address of agent for service)

                                 781-401-5000
          (Telephone number, including area code, of agent for service)
                              ------------------
                         Calculation of Registration Fee
--------------------------------------------------------------------------
                                 Proposed   Proposed
                                 maximum    maximum      Amount
Title of                         offering   aggregate    of
securities to be   Amount to be  price per  offering     registration
registered         registered    unit       price        fee

Common Stock       4,500,000     $17.7813*  $80,015,850  $22,245
$.01 par value,     shares
together with
related Common Stock
Purchase Rights
--------------------------------------------------------------------------
* Estimated solely for the purpose of calculating the registration fee, on the basis of the average of the high and low prices of the Common Stock on the New York Stock Exchange on November 6, 1998.



Index to Exhibits at Page 6

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     The contents of the Registration Statements on Form S-8 (File Nos. 33-6989,
33-15729, 33-53954, No. 33-15089 and 33-53523 and on Form S-3 File Nos. 33-32664
and 333-17955) previously filed with the Securities and Exchange Commission are hereby incorporated by reference in this Registration Statement. This Registration Statement is being filed for the sole purpose of increasing the number of shares registered under the Reebok International Ltd. 1994 Equity Incentive Plan, as amended, by 4,500,000 shares.



Item 8. Exhibits.

         Exhibit No.                Description of Exhibit

         4.1 Restated Articles of Organization of the Registrant, as amended (incorporated herein by reference to the Registrant's Form 10-K dated March 30, 1987 and to the Registrant's Registration Statement No. 11-13370).

         4.2 By-Laws, as amended (incorporated herein by reference to the Registrant's Form 10-K dated March 30, 1989, Form 10-K dated March 26, 1990, Form 10-K dated March 28, 1991 and Form 10-K dated March 25, 1998).

         4.3. Common Stock Rights Agreement dated as of June 14, 1990 between the Registrant and The First National Bank of Boston, as Rights Agent, as amended (incorporated herein by reference to the Registrant's Form 8-A filed on July 31, 1990 and Form 8 Amendments to Registration Statement on Form 8-A filed on April 4, 1991 and December 13, 1991).

         4.4 1994 Equity Incentive Plan, as amended (incorporated herein by reference to the Registrant's Form 10-K dated March 27, 1997 and Form 10-Q for the quarter ended June 30, 1997).

         5.1      Opinion of Counsel.

        23.1      Consent of Ernst & Young.

        24.1      Power of Attorney (see signature pages).




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                           SIGNATURES



         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stoughton, The Commonwealth of Massachusetts on the 13th day of November, 1998.


                                      REEBOK INTERNATIONAL LTD.


                                      By: /s/ KENNETH WATCHMAKER
                                          Kenneth Watchmaker
                                          Executive Vice President
                                          and Chief Financial Officer




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



                         POWER OF ATTORNEY

         We the undersigned officers and directors of Reebok International Ltd., hereby severally constitute Kenneth Watchmaker, Barry Nagler and Randi S. Ingerman, and each of them singly, our true and lawful attorneys, with full power to them and each of them to sign for us, and in our names in the capacities indicated below, any and all registration statements and amendments to registration statements filed with the Securities and Exchange Commission for the purpose of registering Common Stock of Reebok International Ltd., hereby ratifying and confirming our signatures as they may be signed by our said attorneys to any and all said registration statements and amendments to registration statements.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

         WITNESS our hands on the 13th day of November, 1998.



/s/ PAUL B. FIREMAN                         President and Chief Executive
Paul B. Fireman                             Officer, Chairman of the
                                            Board of Directors (Principal
                                            Executive Officer)



/s/ KENNETH WATCHMAKER                      Executive Vice President and Chief
Kenneth Watchmaker                          Financial Officer (Principal
                                            Financial and Accounting Officer)



/s/ CARL J. YANKOWSKI                       Executive Vice President and
Carl J. Yankowski                           President and Chief Executive
                                            Officer, Reebok Brands Division
                                            and Director


/s/ PAUL R. DUNCAN                          Executive Vice President and
Paul R. Duncan                              Director




/s/ M. KATHERINE DWYER                      Director
M. Katherine Dwyer



/s/ WILLIAM F. GLAVIN                       Director
William F. Glavin



/s/ MANNIE L. JACKSON                       Director
Mannie L. Jackson



/s/ RICHARD G. LESSER                       Director
Richard G. Lesser

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





/s/ GEOFFREY NUNES                          Director
Geoffrey Nunes



/s/ THOMAS M. RYAN                          Director
Thomas M. Ryan






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                          EXHIBIT INDEX


Exhibit No.       Description of Exhibit                  Page

4.1      Restated Articles of Organization          Incorporated by reference
         of the Registrant, as amended.

4.2      By-Laws, as amended.                       Incorporated by reference


4.3      Common Stock Rights Agreement dated
         as of June 14, 1990 between the
         Registrant and The First National Bank
         of Boston, as Rights Agent, as
         amended.                                   Incorporated by reference

4.4      1994 Equity Incentive Plan,                Incorporated by reference
         as amended

5.1      Opinion of Counsel.                        Filed herewith

23.1     Consent of Ernst & Young.                  Filed herewith

24.1     Power of Attorney                          See signature pages

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